EXHIBIT 99.1


                BIGSTRING CORPORATION INTRODUCES "PRIVATE LABEL"
                               PARTNERSHIP PROGRAM

RED BANK, N.J., November 19, 2007 - BigString Corporation (OTCBB: BSGC) announced today that it is introducing a "private label" partnership program that allows websites in the social networking, online dating, search and video-content markets to offer BigString's recallable, erasable, self-destructing and video email system to its user base.

"Opening up our private label partnership program to consumer-focused websites creates new traffic and revenue opportunities for both our partners and BigString," stated Darin Myman, President and CEO of BigString Corporation. "Our email system brings additional value-added services, especially to websites focused on social networking, online dating or user-generated content where protecting a user's privacy and digital-rights management is a concern."

About BigString
---------------

BigString Corporation, owner and operator of BigString.com, is a provider of social networking messaging applications and user-controllable email services. In addition to permitting users to send recallable, erasable, self-destructing messages and video, BigString's patent-pending technology allows emails and pictures to be rendered non-forwardable, non-printable and non-savable before or after the recipients read them, no matter what email service provider is used.

Forward-Looking Statements
--------------------------

Statements about the future expectations of BigString Corporation, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. BigString Corporation intends that such forward-looking statements shall be subject to the safe harbors created thereby. Since these statements involve certain risks and uncertainties and are subject to change at any time, BigString Corporation's actual results could differ materially from expected results.

CONTACT: Darin Myman, BigString Corporation, 732-741-2840, darin@bigstring.com Howard Greene, Greene Inc., 516-825-0400, greenepr@bigstring.com or greenepr@aol.com